Exhibit 10.1
CTS CORPORATION
2009 OMNIBUS EQUITY AND PERFORMANCE INCENTIVE PLAN

SECTION 1.  PURPOSE:  The purpose of the CTS Corporation 2009 Omnibus Equity and Performance Incentive Plan is to provide certain employees and consultants of CTS Corporation and its Affiliates and members of the Board with the opportunity to receive stock-based and other incentive grants in order to attract, motivate and retain qualified individuals and to align their interests with those of shareholders.

SECTION 2.  EFFECTIVE DATE:   This Plan will become effective as of May 27, 2009, subject to the approval of the shareholders in accordance with the Company’s Bylaws and the laws of the State of Indiana at the Annual Meeting to be held on May 27, 2009.  Unless sooner terminated as provided herein, the Plan shall terminate on May 26, 2019.  After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.  Furthermore, no grants will be made on or after May 27, 2009 under the Prior Plans.  Subject to shareholder approval of the Plan at the Annual Meeting to be held on May 27, 2009, no grants will be made on or after May 27, 2009 under the Existing Plan except (a) for grants earned under the 2008-2009 Performance Restricted Stock Unit Plan and the 2009-2010 Performance Restricted Stock Unit Plan and (b) that outstanding awards granted under the Existing Plan will continue unaffected following May 27, 2009.

SECTION 3.  DEFINITIONS:  As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.

(a)	“Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

(b)
“Award” shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.

(c)
“Award Agreement” shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be approved by the Committee, which evidences the terms and conditions of an Award.

(d)	“Board of Directors” or “Board” shall mean the board of directors of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(f)
“Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more members of the Board who are “outside directors” within the meaning of Section 162(m) of the Code, “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and independent directors as defined by any applicable stock exchange rule or any such successor provision thereto.

(g)	“Company” shall mean CTS Corporation, an Indiana corporation.

(h)	“Consultant” shall mean any person engaged by the Company or an Affiliate to render services to such entity as a consultant or advisor.

(i)
“Covered Employee” shall mean a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(j)
“Date of Grant” shall mean the date specified by the Committee on which a grant of Options, SARs or Performance Awards, or a grant or sale of Restricted Stock Awards or Other Stock Awards pursuant to the Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k)	“Employee” shall mean an employee of the Company or any Affiliate.

(l)
“Exercise Price” shall mean an amount, as determined by the Committee, at which an Option or SAR can be exercised by a Participant, which amount shall not be less than the Fair Market Value of a Share on the Date of Grant, unless such Option or SAR is granted pursuant to an assumption or substitution of another Option in a manner that satisfies the requirements of Section 424(a) of the Code.

(m)	“Existing Plan” shall mean the CTS Corporation 2004 Omnibus Long-Term Incentive Plan, as amended.

(n)
“Fair Market Value” shall mean, as of a given date, unless otherwise determined by the Committee, the closing sale price for a Share as reported on a national securities exchange on such date if the Shares are then being traded on such an exchange.  If no closing sale price was reported for such date, the closing sale price on the last preceding day on which such a price was reported shall be used.  If there is no regular public trading market for the Shares, the Fair Market Value for a Share shall be the fair market value of a Share as determined in good faith by the Committee.  The Committee is authorized to adopt another fair market value pricing method, provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(o)	“Incentive Stock Option” shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code or any successor provision.

(p)	“Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(q)
“Option” shall mean the right to purchase Shares granted pursuant to Section 8, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option and which shall not have a term of more than 10 years.

(r)
“Other Stock Award” shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to any federal, state, local, domestic, or foreign taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 12.

(s)	“Participant” shall mean an Employee, Consultant, or member of the Board selected by the Committee to receive Awards under the Plan.

(t)	“Performance Awards” shall mean Awards of Performance Shares or Performance Units.

(u)
“Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, and may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine:  free cash flow; free cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from continuing operations; net asset turnover; inventory turnover; debt ratios; operating expense; inventory turns; net earnings; operating earnings; gross operating margin, gross margin percentage; return on equity; capital expenditures; cost of quality; on-time delivery; return on net assets; return on total assets; return on capital; return on investment; return on sales; gross sales, net sales; market share; net market share; economic value added; expense reduction levels; stock price; working capital; controllable working capital and total shareholder return.  Performance Measures applicable to any Qualified Performance-Based Award to a Covered Employee must be based on specified levels of or growth in one or more of the Performance Measures listed in the immediately preceding sentence.  Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures.

Additionally, Performance Measures may be defined to exclude certain types or categories of extraordinary, unusual or non-recurring items; changes in applicable laws, regulations or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; or any recapitalization, restructuring, asset impairment, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, gain or loss on asset sales, or other similar corporate transactions; provided, however, that such action shall not be taken in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.  The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; or any recapitalization, restructuring, asset impairment, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, gain or loss on asset sales, or other similar corporate transactions; provided, however, that such action shall not be taken in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

(v)
“Performance Share” shall mean an Award denominated in Shares, which is earned during a Performance Period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(w)
“Performance Period” shall mean, in respect of a Performance Award, a period of time established by the Committee pursuant to Section 7 at the end of which the achievement of one or more measurable performance objectives established for a Performance Measure and relating to such Performance Award are to be evaluated or measured.

(x)
“Performance Unit” shall mean an Award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a Performance Period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(y)	“Plan” shall mean the Company’s 2009 Omnibus Equity and Performance Incentive Plan, as may be amended, or amended and restated, from time to time.

(z)
“Prior Plans” shall mean the Company’s 1988 Restricted Stock and Cash Bonus Plan, the Company’s 1996 Stock Option Plan, the Company’s 2001 Stock Option Plan and the Company’s 2001-2003 Incentive Unit Appreciation Rights Plan, as each may have been amended from time to time.

(aa)
“Qualified Performance-Based Award” shall mean any Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(bb)
“Restricted Stock” shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10, as to which neither the substantial risk of forfeiture nor any prohibition on transfer has expired.

(cc)	“Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.

(dd)
“Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing the right to receive one Share or an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, except as otherwise provided by the Committee, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(ee)	“Shares” shall mean shares of common stock, without a par value, of the Company.

(ff)
“Stock Appreciation Right” or “SAR” shall mean an Award which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9 and which shall not have a term of more than 10 years.

SECTION 4.   ADMINISTRATION:  Subject to the express provisions of this Plan, the Committee shall have authority to administer and interpret the Plan, to interpret any Award Agreement, to prescribe, amend, and rescind rules and regulations relating to the Plan and any Award Agreement, and to make all other determinations deemed necessary or advisable for the administration of the Plan.  Any determination by the Committee pursuant to any provision of the Plan or of any Award Agreement will be final and conclusive.  No member of the Committee will be liable for any such action or determination made in good faith.  In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion.  To the extent permitted by law, the Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee.  To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.  The Committee may delegate to one or more of its members or one or more officers of the Company the authority, subject to terms and conditions as the Committee shall determine, to (a) designate Employees to be recipients of Awards under the Plan and (b) determine the size of any such Awards; provided, however, that:  (x) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as determined by the Board in accordance with Section 16 of the Securities Exchange Act of 1934, as amended; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

SECTION 5.  SHARES AVAILABLE FOR AWARDS

(a)	Subject to adjustment as provided in Section 5(g), the maximum number of Shares available for issuance under the Plan shall be 3,400,000.

(b)
If any Shares are subject to an Award that is forfeited, expires, or is otherwise terminated without the issuance of Shares, such Shares shall again be available for Awards under the Plan.  Notwithstanding anything to the contrary contained herein:  (i) if Shares are tendered or otherwise used in payment of the Exercise Price of an Option, the total number of Shares covered by the Option being exercised shall reduce the maximum number of Shares available under Section 5(a); (ii) Shares withheld by the Company to satisfy the tax withholding obligation shall count against the maximum number of Shares available under Section 5(a); and (iii) the number of Shares covered by an SAR, to the extent that it is exercised and settled in Shares, and whether or not all the Shares covered by the Award are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.  In the event that the Company repurchases Shares with Option proceeds, those Shares will not be added to the maximum number of Shares available under Section 5(a).  If, under the Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on Fair Market Value, such Shares will not count against the maximum number of Shares available under Section 5(a).

(c)
Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under Section 5(a) in order to avoid double counting.

(d)
Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(g) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan.

(e)
To the extent any Award is settled in cash, the number of Shares available for issuance under the Plan pursuant to Section 5(a) shall be reduced by an amount equal to the quotient of: (i) the dollar amount of such cash payment, reduced by any amount tendered by the Participant or retained by the Company to satisfy tax withholding obligations in connection with the Award; divided by (ii) the Fair Market Value of a Share on the date of the cash payment.

(f)
Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.

(g)
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or corporate transaction or event having an effect similar to the foregoing, the Committee shall adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award as is equitably required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  In the case of any stock split, including a stock split effected by means of a stock dividend, and in the case of any other dividend paid in shares of the Company, such adjustments shall be made automatically without the necessity of Committee action, on the customary arithmetical basis. Any fractional Share resulting from an adjustment pursuant to this Section 5(g) shall be disregarded. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may determine to be equitable and may in connection therewith require the surrender of all or part of any Award to be replaced in a manner that complies with Section 409A of the Code.  In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.

(h)
The number of Shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and Other Stock Awards (after taking into account any forfeitures and cancellations) will not during the life of the Plan in the aggregate exceed 3,400,000 Shares.

SECTION 6.  ELIGIBILITY:  The Committee from time to time may designate which Employees, Consultants, and members of the Board shall become Participants under the Plan.

SECTION 7.  CODE SECTION 162(m) PROVISIONS

(a)
This Section 7 is applicable to any Qualified Performance-Based Award granted to a Covered Employee.  Performance Measures applicable to any Qualified Performance-Based Award to a Covered Employee must be based on specified levels of or growth in one or more of the Performance Measures.

(b)
Notwithstanding any other provision of the Plan other than Section 5(g):  (i) no Participant will be granted Options or SARs, in the aggregate, for more than 500,000 Shares during any calendar year; (ii) no Participant will be granted Qualified Performance-Based Awards of Performance Shares for more than 125,000 Shares during any calendar year; provided, however, that, if any other Qualified Performance-Based Awards of Performance Shares are outstanding for such Participant for a given calendar year, such Share limitation shall be reduced for each such given calendar year by the Shares that could be received by the Participant under all such Qualified Performance-Based Awards, divided, for each such Qualified Performance-Based Award, by the number of full calendar years of the Company applicable to each such outstanding Qualified Performance-Based Award; and (iii) in no event will any Participant in any calendar year receive a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000; provided, however, that, if any other Qualified Performance-Based Awards of Performance Units are outstanding for such Participant for a given calendar year, such dollar limitation shall be reduced for each such given calendar year by the amount that could be received by the Participant under all such Qualified Performance-Based Awards, divided, for each such Qualified Performance-Based Award, by the number of full calendar years of the Company applicable to each such outstanding Qualified Performance-Based Award.  The limitations set forth in this Section 7(b) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Qualified Performance-Based Award intended satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.  If an Option is granted in tandem with a SAR such that exercise of the Option or SAR with respect to one Share cancels the tandem Option or SAR, respectively, with respect to such Share, the tandem Option and SAR with respect to such Share shall be counted as covering only one Share for purposes of applying the limitation set forth in this Section 7(b).

(c)
The Committee shall have the authority to impose such other restrictions on Qualified Performance-Based Awards as it may deem necessary or appropriate to ensure that such Qualified Performance-Based Awards satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

SECTION 8.   OPTIONS:  Subject to the terms and conditions of the Plan, the Committee may grant Options to Participants on such terms and conditions as the Committee may prescribe in an Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; method of payment of the Exercise Price; treatment upon termination of employment; treatment upon certain corporate transactions or events; and other terms and conditions that the Committee may deem appropriate.  Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

SECTION 9.   STOCK APPRECIATION RIGHT: Subject to the terms and conditions of the Plan, the Committee may grant SARs to Participants on such terms and conditions as the Committee may prescribe in an Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; form of payment; treatment upon termination of employment; treatment upon certain corporate transactions or events; and other terms and conditions that the Committee may deem appropriate.

SECTION 10.   RESTRICTED STOCK AWARD:  Subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock Awards to Participants on such terms and conditions as the Committee may prescribe in an Award Agreement, including, but not limited to, the vesting schedule; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; treatment upon certain corporate transactions or events; and other terms and conditions that the Committee may deem appropriate.

SECTION 11.   PERFORMANCE AWARDS:  Subject to the terms and conditions of the Plan, the Committee may grant Performance Awards to Participants on such terms and conditions as the Committee may prescribe in an Award Agreement, including, but not limited to, the performance period; performance criteria; treatment upon termination of employment; treatment upon certain corporate transactions or events; and other terms and conditions that the Committee may deem appropriate.  Notwithstanding anything in this Plan to the contrary, the Committee shall not adjust the number of Performance Shares or Performance Units to which a Qualified Performance-Based Award pertains where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

SECTION 12.   OTHER STOCK AWARDS:  Subject to the terms and conditions of the Plan, the Committee may grant Other Stock Awards to Participants on such terms and conditions as the Committee may prescribe in an Award Agreement, including, but not limited to, the vesting schedule, if any; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; treatment upon certain corporate transactions or events; and other terms and conditions that the Committee may deem appropriate.

SECTION 13.   PROHIBITION ON REPRICING:  Except in connection with a corporate transaction or event described in Section 5(g) of the Plan, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or SARs, or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs without shareholder approval.

SECTION 14.   WITHHOLDING:  The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring or permitting the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue.  In no event shall the Fair Market Value of Shares to be withheld pursuant to this Section 14 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.

SECTION 15.   POSTPONEMENT OF ISSUANCE AND DELIVERY:  The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 16.   NO RIGHT TO AWARDS:  No Employee, Consultant, or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of Employees, Consultants, or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

SECTION 17.   NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP:  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or as a Consultant of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. Termination of the services of an Employee, a Consultant, or a member of the Board shall not give rise to any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.

SECTION 18.   NO RIGHTS AS A SHAREHOLDER:  A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance of such Shares.

SECTION 19.   SEVERABILITY:  If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.

SECTION 20.   NO TRUST OR FUND CREATED:  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

SECTION 21.   HEADINGS:  Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.

SECTION 22.  NONASSIGNABILITY:  Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution, and in no event shall any Award granted under the Plan or such right to payment be transferred for value.

SECTION 23.   INDEMNIFICATION:  In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company to the maximum extent permitted by law and the Company’s Bylaws.

SECTION 24.   FOREIGN JURISDICTIONS:  The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.

SECTION 25.   TERMINATION AND AMENDMENT:  Subject to the approval of the Board where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of shareholders that would

(a)	Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(g);

(b)	Change the class of eligible Participants;

(c)	Permit the repricing of outstanding Options or SARs, as provided in Section 13; or

require approval of the Company’s shareholders under any applicable law, regulation, stock exchange listing rule, or other rule.  Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any right or obligation under an Award previously granted under the Plan, except as necessary to comply with changes in law or accounting rules applicable to the Company.

SECTION 26.   COMPLIANCE WITH SECTION 409A OF THE CODE

(a)
To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants.  This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.  Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)
Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d)
Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code.  In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

SECTION 27.   APPLICABLE LAW:  This Plan shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to its principles of conflict of laws.

SECTION 28.  RECOUPMENT OF AWARDS:  If the Board of Directors learns of any intentional misconduct by a Participant which directly contributes to the Company having to restate all or a portion of its financial statements, the Board may, in its sole discretion, require the Participant to reimburse the Company for the difference between any Awards paid to the Participant based on achievement of financial results that were subsequently the subject of a restatement and the amount the Participant would have earned as awards under the Plan based on the financial results as restated.